AMENDMENT NO. 1

TO GUARANTY

This AMENDMENT NO. 1 TO GUARANTY (this “Amendment”), is made effective as of June 17, 2008 (the “Effective Date”), by and between the undersigned subsidiaries of the Intrepid Technology and Resources, Inc., (the “Company”) (each a “Guarantor” and collectively, the “Guarantors”), and YA Global Investments, L.P. (the “Secured Party”) with reference to the following recitals:

A.

Secured Party and the Guarantors entered into that certain Guaranty, dated March 28, 2008 (the “Master Agreement”).

B.

Contemporaneously with the execution of this Amendment, the Secured Party and the Company are entering into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company shall issue and sell to the Secured Party additional secured debentures (the “Additional Debentures”).

C.

To induce the Secured Party to execute and deliver the SPA and purchase the Additional Debentures, the Guarantors have agreed to amend the Master Agreement to provide certain amendments to the Master Agreement to specifically include the Additional Debentures as part of the “Obligations” as defined in the Master Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Secured Party and the Company agree as follows:

1.

Convertible Debentures.  The Definition of the term “Convertible Debentures” as used in the Master Agreement shall hereinafter include the Additional Debentures.

2.

Transaction Documents.

The Definition of the term “Transaction Documents” as used in the Master Agreement shall hereinafter include the Additional Debentures and the SPA entered into on the date hereof.

3.

Obligations Secured.  The definition of the term “Guaranteed Obligations” as used in the Master Agreement shall specifically include all the obligations of the Company to the Secured Party under the Additional Debentures.

4.

Acknowledgement.  Each Guarantor hereby acknowledges, confirms and agrees that the guaranty granted pursuant to the Master Agreement is a valid and enforceable against such Guarantor, and each Guarantor consents to the transaction pursuant to which the Company will issue the Additional Debenture.

5.

Definitions.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Master Agreement.

6.

Non-Impairment.  Except as expressly modified herein, the Master Agreement shall continue in full force and effect, and the parties hereby reinstate and reaffirm the Master Agreement as modified herein.

7.

Inconsistencies.  In the event of any inconsistency, ambiguity or conflict between the terms and provisions of this Amendment and the terms and provisions of the Master Agreement, the terms and provisions of this Amendment shall control.

8.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed will be deemed an original and all of which, taken together, well be deemed to be one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SECURED PARTY:
YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: ___/s/ Mark Angelo______________________
Name: Mark Angelo
Title: Portfolio Manager

GUARANTOR:
INTREPID TECHNOLOGY AND RESOURCES BIOGAS, LLC

By:____________/s/ Jacob D. Dustin___________
Name: Jacob D. Dustin
Title: Manager

GUARANTOR:
INTREPID ENGINEERING SERVICES, INC.

By: /s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: President

MAGIC VALLEY ENERGY COMPANY, LLC

By: /s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: Manager

GUARANTOR:
YAKIMA VALLEY BIOGAS, LLC

By: /s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: Manager

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